Exhibit 10.6

CTS


June 2, 2005


Douglas W. Stotlar
President and Chief Executive Officer
CNF Inc.
3240 Hillview Avenue
Palo Alto, CA 94304

Re:  Severance Agreement dated as of March 1, 2005

Dear Doug:

Reference is made to the Severance Agreement ("Severance Agreement") dated as of March 1, 2005 between you and Con-Way Transportation Services, Inc. ("CTS").

The purpose of this letter is to formally terminate the Severance Agreement, since you are no longer employed by CTS. Please acknowledge the termination of the Severance Agreement by signing on the line set forth below.

Sincerely,

 /s/ Scott Engers

Scott Engers


Acknowledged and agreed this 2nd day of June, 2005.

/s/ Douglas W. Stotlar
_____________________________________
Douglas W. Stotlar